Exhibit 10.7

                                     EMPLOYMENT AGREEMENT

               This AGREEMENT, made and entered into by and between Aurora Foods Inc., a Delaware corporation (together with its successors and assigns permitted under this Agreement, the "Company"), and Ronald Hutchison (the "Executive").

                     WHEREAS, in light of current conditions, the Company is considering various strategic initiatives, including but not limited to a financial restructuring;

                     WHEREAS, the Company believes that the Executive's knowledge, skill and experience will be essential in enabling the Company to successfully implement any such strategic initiatives;

                     WHEREAS, the Company desires to employ the Executive and to enter into an agreement embodying the terms of such employment (this "Agreement") and the Executive desires to accept such employment, subject to the terms and provisions of this Agreement;

                     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Company and the Executive (individually a "Party" and together the "Parties") agree as follows:

               1. Definitions.

                      (a) "Base Salary" shall mean the salary granted to the Executive pursuant to Section 4.

                      (b) "Board" shall mean the Board of Directors of the Company.

                      (c) "Cause" shall mean termination of the Executive based on (i) conduct which is a material violation of Company policy or which is fraudulent or unlawful or which materially interferes with the ability of the Executive to perform his duties, (ii) misconduct which results in damage or injury to the Company, including damage to its reputation, or (iii) negligence in the performance of, or willful failure to perform, the Executive's duties and responsibilities.

                      (d) "Chairman" shall mean the Chairman of the Board.

                      (e) "Constructive Termination" by the Executive shall mean termination based on the occurrence without the Executive's express consent of any of the following: (i) a significant diminution by the Company of the Executive's role with the Company or a significant detrimental change in the nature and/or scope of the Executive's status with the Company, other than for Cause or Disability or (ii) a reduction in the Executive's Base Salary, other than for Cause or Disability. The Executive shall further be required to comply with the provisions of Section 8(d)(j) of this Agreement with respect to a Constructive Termination.

                     (f) "Disability" shall mean the Executive's inability to substantial1y perform his duties and responsibilities under this Agreement by reason of any physical or mental incapacity for a period of 180 consecutive days.

                     (g) "Effective Date" shall mean the date of execution of this Agreement. Change in Control has occurred

                     (h) "Restructuring Date" shall mean the earlier of the following dates: (x) the date on which a recapitalization or restructuring (including, without limitation, through any exchange, conversion, cancellation, forgiveness, retirement and/or a material modification or amendment to the terms, conditions or covenants thereof) of the Company's indebtedness for borrowed money (including debt securities and trade debt), including pursuant to a repurchase or an exchange transaction, or a solicitation of consents, waivers, acceptances or authorizations is consummated or (y) the date on which a plan of reorganization that is confirmed by a bankruptcy court becomes effective or the Company otherwise emerges from Chapter 11, as a result of which the business of the Company is maintained on an ongoing basis, whether maintained by the Company, the debtor in possession or by an entity that has acquired all or substantially all of the Company's or debtor in possession's assets, or (z) the disposition to one or more third parties in one or a series of related transactions of (i) all or a significant portion of the equity securities of the Company by the security holders of the Company or
        (ii) all or a significant portion of the assets (including the assignement of any executory contracts) or businesses of the Company or its subsidiaries (other than the sale of frozen pizza and home meal replacement businesses), in either case, including through a sale or exchange of capital stock, options or assets, a lease of assets with or without a purchase option, a merger, consolidation or other business combination, an exchange or tender offer, a recapitalization, the formation of a joint venture, partnership or similar entity, or any similar transaction..

                     (i) "Term of Employment" shall mean the period commencing on the Effective Date and ending on the earlier of (i) the Restructuring Date or (ii) any date after December 31, 2003, of which either party provides the other with ninety (90) days advance written notice of the expiration of the term.

               2. Term of Employment. Subject to Section 9, the Company hereby employs the Executive, and the Executive hereby accepts such employment for the Term of Employment.

               3. Position, Duties and Responsibilities.

                     (a) During the Term of Employment, the Executive shall be, employed and serve as the Chief Restructuring Officer of the Company (or such other position or positions as may be agreed upon in writing by the Executive and the Company) and be responsible for managing and implementing the restructuring of the Company as directed by the Chairman and the Board. The Executive shall devote substantially all of his business time, attention and skill to the performance of such duties and responsibilities, and shall use his best efforts to promote the interests of the Company. The Executive shall have all authority commensurate with such position. The Executive shall not without the prior written approval of the Board, engage in any other business activity which is in violation of policies established from time to time by the Company.

                     (b) Anything herein to the contrary notwithstanding, nothing shall preclude the Executive from (i) serving on the boards of directors of a reasonable number of other corporations or the boards of a reasonable number of trade associations and/or charitable organizations (subject to the reasonable approval of the Board), (ii) engaging in charitable activities and community affairs, and (iii) managing his personal investments and affairs, provided that such activities do not materially interfere with the proper performance of his duties and responsibilities as an executive officer of the Company.

                     (c) The Executive is expected to perform his services hereunder primarily at the Company's headquarters. To that end, the Company shall provide the Executive with office space at its headquarters in St. Louis, Missouri that are commensurate with the Executive's duties hereunder.

               4. Base Salary. During the Term of Employment, the Executive shall be paid an annualized Base Salary, payable in bi-weekly installments, of three hundred thousand dollars ($300,000.00).

               5. Success Payment. Provided the Executive is employed by the Company on the Restructuring Date, the Executive shall be entitled to receive, promptly, not later than ten business days following the Restructuring Date, a lump sum cash payment of five hundred thousand dollars ($500,000.00)

               6. Employee Benefit Programs. During the Term of Employment, the Executive shall be eligible to participate in all employee pension and welfare benefit plans and programs made available generally to the Company's senior-level executives (other than the CEO) or to its employees generally, as such plans or programs may be in effect from time to time, including, without limitation, pension, profit sharing, savings and other retirement plans or programs, medical (including annual executive physicals), dental, hospitalization, short-term and long-term disability and life insurance plans, accidental death and dismemberment protection, travel accident insurance, and any other pension or retirement plans or programs and any other employee welfare benefit plans or programs that may be sponsored by the Company from time to time, including any plans that supplement the above-listed types of plans or programs, whether funded or unfunded; provided, however, that the Executive shall not be eligible to participate in any annual performance bonus or long term incentive plan or program. At Executive's request, the Company shall provide an extension of medical benefits for twelve (12) months after termination, and Executive shall have the option to pay for an additional twelve (12) months of COBRA coverage, the first six (6) of which shall be reimbursed to Executive by the Company ; provided, that such medical benefits coverage shall cease if Executive obtains employment with another company that provides medical coverage.

               7. Reimbursement of Business and Other Expenses; Perquisites; Vacations.

                     (a) The Executive is authorized to incur reasonable expenses in carrying out his duties and responsibilities under this Agreement and the Company shall promptly reimburse him for all reasonable business expenses incurred in connection with carrying out the business of the Company, subject to documentation in accordance with the Company's policy. The Company shall pay all reasonable legal and financial advisor expenses not to exceed two thousand five hundred dollars ($2,500) incurred in connection with the preparation of this Agreement.

                     (b) Through April 30, 2004, the Company shall reimburse the Executive for personal financial (including tax) counseling (other than legal fees) not to exceed five thousand dollars ($5,000) by a firm or consultant to be chosen by the Executive.

                     (c) The Executive shall be entitled to three weeks paid vacation per year.

                     (d) The Company agrees to continue and maintain a directors' and officers' liability insurance policy covering the Executive to the extent the Company provides such coverage for its other executive officers or former officers.

                     (e) During the Term of Employment, the Company shall reimburse the Executive for reasonable living expenses incurred by the Executive while residing in the St. Louis, Missouri area. The Company shall make to the Executive additional payments on a fully grossed-up basis to cover applicable federal, state and local income and excise taxes, when and to the extent, if any, that such taxes are payable by the Executive with respect to benefits provided under this Section
        (e).

               8. Termination of Employment.

                     (a) Termination Due to Death. In the event the Executive's employment is terminated due to his death, his estate or his beneficiaries as the case may be, shall be entitled to the following:

                         (i) Base Salary through the date of death;

                         (ii) any amounts earned, accrued or owing to the Executive but not yet paid under this Agreement; and

                         (iii) other or additional benefits in accordance with applicable plans and programs of the Company.

                    (b) Termination Due to Disability. In the event the Executive's employment is terminated due to his Disability, he shall be entitled to

                         (i) any amounts earned, accrued or owing to the Executive but not yet paid under this agreement; and

                         (ii) any benefits through the Company's long-term disability plans and programs of the Company.

                     (c) Termination by the Company for Cause. In the event the Company terminates the Executive's employment for Cause, he shall be entitled to:

                          (i) Base Salary through the date of the termination;

                          (ii) any amounts eamed, accrued or owing to the Executive but not yet paid under this Agreement; and

                          (iii) other or additional benefits in accordance with applicable plans or programs of the Company.

                 (d) Termination Without Cause or Constructive Termination.

                          (i) A Constructive Termination shall not take effect unless the provisions of this paragraph 8(d)(i) are complied with. The Company shall be given written notice by the Executive of the intention to terminate his employment on account of a Constructive Termination, such notice (A) to state in detail the particular act or acts or failure or failures to act that constitute the grounds on which the proposed Constructive Termination is based and (B) to be given upon the Executive learning of such act or acts of failure or failures to act. The Company shall have 30 days after the date that such written notice has been given to the Company in which to cure such conduct, to the extent such cure is possible.

                           (ii) In the event the Executive's employment is terminated by the Company without Cause, other than due to Disability or death, or in the event there is a Constructive Termination, the Executive shall be entitled to receive:

                              (A) Base Salary through the date of
        termination of the Executive's employment;

                              (B) if such termination occurs prior to the Restructuring Date, a lump sum cash payment equal to the Executive's annual Base Salary in effect on the date of termination of the Executive's employment (or in the event a reduction in Base Salary is the basis for a Constructive Termination, then the Base Salary in effect immediately prior to such reduction);

                              (C) if such termination occurs prior to the Restructuring Date and the Restructuring Date occurs within 12 months following such termination, a lump sum cash payment of two hundred thousand dollars ($200,000) be paid promptly, but in no event later than 10 business days, following the Restructuring Date;

                              (D) any amounts earned, accrued or owing to the Executive but not yet paid under this Agreement; and

                              (E) continued participation in all medical, dental, hospitalization and life insurance coverage and in other employee welfare benefit plans or programs in which he was participating on the date of the termination of his employment for twelve (12) months after termination, and Executive shall have the option to pay for an additional twelve (12) months of COBRA coverage; provided, that such benefits coverage shall cease if Executive obtains employment with another company that provides medical coverage; and provided, further, that (x) if the Executive is precluded from continuing his participation in an employee benefit plan or program as provided in this clause, he shall be provided with the after-tax economic equivalent of the benefits provided under the plan or program in which he is unable to participate for the period specified in this clause (E) of this Section 8(d), (y) the economic equivalent of any benefit foregone shall be deemed to be the lowest cost that would be incurred by the Executive in obtaining such benefit himself on an individual basis, and (z) payment of such after-tax economic equivalent shall be made quarterly in advance.

                      (e) Voluntary Termination. In the event of a termination of employment by the Executive on his own initiative, other than a termination due to death or Disability or a Constructive Termination, the Executive shall have the same entitlements as provided in Section 8(c) above for a termination for Cause. A voluntary termination under this Section 8(f) shall be effective upon 30 days' prior written notice to the Company and shall not be deemed a breach of this Agreement.

                      (f) Nature of Payments. Any amounts due under this
        Section 8 are in the nature of severance payments considered to be reasonable by the Company. Failure to qualify for any such payment is not in the nature of a penalty.

                     (g) Exclusivity of Severance Payments. Upon termination of the Executive's employment during the Term of Employment, he shall not be entitled to any payments or benefits from the Company, other than as provided herein, or any payments by the Company on account of any claim by him of wrongful termination, including claims under any federal, state or local human and civil rights or labor laws, other than the payments and benefits provided hereunder, except for any benefits which may be due the Executive in normal course under any employee benefit plan of the Company which provides benefits after termination of employment.

                     (h) Restrictive Covenants. The Executive agrees that any right to receive any payments and/or benefits hereunder, other than Base Salary and/or any other compensation already earned by the Executive and required to be paid by state law other than under this Agreement, will cease and be immediately forfeited if the Executive breaches the provisions of Section 9 below. The foregoing is in addition to the rights of the Company under Section 9.

                     (i) Release of Claims. As a condition of the Executive's entitlement to the payment and/or delivery of any of the severance rights and benefits provided in this Section 8 (other than in the event of the Executive's death), the Executive shall be required to execute and honor a release of claims in the form reasonably requested by the Company.

                     (j) Termination at Will, Notwithstanding anything herein to the contrary, the Executive's employment with the Company is terminable at will with or without Cause; provided, however, that a termination of the Executive's employment shall be governed in accordance with the terms hereof.

               9. Restrictive Covenants.

                      (a) Confidential Information. During the Term of Employment and at all times thereafter, Executive agrees that he will not divulge to anyone or make use of any Confidential Information except in the performance of his duties as an executive of the Company or when legally required to do so (in which case the Executive shall give prompt written notice to the Company in order to allow the Company the opportunity to object or otherwise resist such disclosure). "Confidential Information" shall mean any knowledge or information of any type relating to the business of the Company or any of its subsidiaries or affiliates, as well as any information obtained from customers, clients or other third parties, including, without limitation, all types of trade secrets and confidential commercial information. The Executive agrees that he will return to the Company immediately upon termination, any and all documents, records or reports (including electronic information) that contain any Confidential Information. Confidential Information shall not include information (i) that is or becomes part of the public domain, other than through the breach of this Agreement by the Executive or (ii) regarding the Company's business or industry properly acquired by the Executive in the course of his career as an executive in the Company's industry and independent of the Executive's employment by the Company. The Executive acknowledges that the Company has expended, and will continue to expend, significant amounts of time, effort and money in the procurement of its Confidential Information, that the Company has taken all reasonable steps in protecting the secrecy of the Confidential Information, that said Confidential Information is of critical importance to the Company.

                      (b) Non-Disparagement. The Executive agrees that, during the term of employment and thereafter (including following the Executive's termination of employment for any reason), the Executive will not make statements or representations, or otherwise communicate, directly or indirectly, in writing, orally, or otherwise, or take any action which may, directly or indirectly, disparage the Company or any subsidiary or affiliate or their respective officers, directors, employees, advisors, businesses or reputations. Notwithstanding the foregoing, nothing in this Agreement shall preclude either the Executive or the Company from making truthful statements or disclosures that are required by applicable law, regulation or legal process.

                     (c) Cooperation. The Executive agrees to cooperate with the Company, during the term of employment and thereafter (including following the Executive's termination of employment for any reason), by being reasonably available to testify on behalf of the Company or any subsidiary or affiliate in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and to assist the Company, or any subsidiary or affiliate, in any such action, suit or proceeding, by providing information and meeting and consulting with the Board or its representatives or counsel, or representatives or counsel to the Company, or any subsidiary or affiliate, as reasonably requested. The Company agrees to reimburse the Executive for all expenses actually incurred in connection with his provision of testimony or assistance.

                      (d) Remedies. The Executive agrees that any breach of the terms of this Section 9 would result in irreparable injury and damage to the Company for which the Company would have no adequate remedy at law; the Executive therefore also agrees that in the event of said breach or any reasonable threat of breach, the Company shall be entitled to an immediate injunction and restraining order to prevent such breach and/or threatened breach and/or continued breach by the Executive and/or any and all persons and/or entities acting for and/or with the Executive. The terms of this paragraph shall not prevent the Company from pursuing any other available remedies for any breach or threatened breach hereof, including, but not limited to, remedies available under this Agreement and the recovery of damages.

                      (e) Continuing Operation. The provisions of this Section 9 shall survive any termination of this Agreement and the Term of Employment, and the existence of any claim or cause of action by the Executive against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements of this Section. The Executive agrees to cooperate with the Company, during the term of employment and thereafter (including following the Executive's termination of employment for any reason), by being reasonably available to testify on behalf of the Company or any subsidiary or affiliate in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and to assist the Company, or any subsidiary or affiliate, in any such action, suit or proceeding, by providing information and meeting and consulting with the Board or its representatives or counsel, or representatives or counsel to the Company, or any subsidiary or affiliate, as reasonably requested. The Company agrees to reimburse the Executive for all expenses actually incurred in connection with his provision of testimony or assistance.

               10. Assignability; Binding Nature. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs (in the case of the Executive) and assigns. No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company except that such rights or obligations may be assigned or transferred pursuant to a merger or consolidation in which the Company is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law. The Company further agrees that, in the event of a sale or reorganization transaction as described in the preceding sentence, it shall take whatever action it legally can in order to cause such assignee or transferee to expressly assume the liabilities, obligations and duties of the Company hereunder. No rights Or obligations of the Executive under this Agreement may be assigned or transferred by the Executive other than his rights to compensation and benefits, which may be transferred only by will or operation of law, except as otherwise provided herein.

               11. Entire Agreement This Agreement contains the entire understanding and agreement between the Parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the Parties with respect thereto provided, however, that this Agreement shall not supersede any separate written commitments by the Company with respect to indemnification.

               12. Miscellaneous Provisions.

                      (a) No provision in this Agreement may be amended unless such amendment is agreed to in writing and signed by the Executive and an authorized officer of the Company. No waiver by either Party of any breach by the other Party of any condition or provision contained in this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by the Executive or an authorized officer of the Company, as the case may be.

                      (b) In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

                      (c) The respective rights and obligations of the Parties hereunder shall survive any termination of the Executive's employment to the extent necessary to the intended preservation of such rights and obligations.

                      (d) The Executive shall be entitled, to the extent provided under any applicable law, to select and change a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following the Executive's death by giving the Company written notice thereof. In the event of the Executive's death or a judicial determination of his incompetence, reference in this Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

                      (e) All amounts required to be paid by the Company shall be subject to reduction in order to comply with applicable Federal, state and local tax withholding requirements, except as otherwise provided herein.

                      (f) The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

                      (g) This Agreement may be executed in two or more counterparts.

               13. Governing Law/Jurisdiction. This Agreement shall be governed by and construed and interpreted in accordance with the laws of Missouri without reference to principles of conflict of laws. Subject to Section 14, the Company and the Executive hereby consent to the jurisdiction the United States District Court of St. Louis, Missouri for purposes of resolving any dispute under this Agreement. The Company and the Executive further agree that any service of process or notice requirements in any such proceeding shall be satisfied if the rules of such court relating thereto have been substantially satisfied. The Company and the Executive hereby waive, to the fullest extent provided by applicable law, any objection which it or the Executive may now or hereafter have to such jurisdiction and any defense of inconvenient forum, pursuant to Section 9( d) hereof.

               14. Notices. Any notice given to a party shall be in writing and shall be deemed to have been given when delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the Party concerned at the address indicated below or to such changed address as such Party may subsequently give such notice of:

               If to the Company:           Aurora Foods Inc.
                                            11432 Lackland Road
                                            St. Louis, Missouri  631146
                                            Attention:  General Counsel

               If to the Executive:         Ronald Hutchison
                                            C/o Aurora Foods Inc.
                                            11432 Lackland Road
                                            St. Louis, Missouri  631146

        IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date provided below.

                                                   Aurora Foods Inc.



Date:  July 1, 2003                                By:   /s/ Dale Morrison
                                                       -------------------------


                                                   Executive

Date:  July 1, 2003                                By:   /s/ Ronald Hutchison
                                                       -------------------------
                                                          Ronald Hutchison